UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2015

BANK OF THE CAROLINAS CORPORATION

(Exact name of Registrant as specified in its charter)

NORTH CAROLINA	000-52195	20-4989192
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification number)

135 BOXWOOD VILLAGE DRIVE, MOCKSVILLE, NORTH CAROLINA 27028

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (336) 751-5755

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

This Current Report on Form 8-K is being filed in connection with the consummation on August 5, 2015, of the transactions contemplated by the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) dated as of May 6, 2015, by and among Bank of the Carolinas Corporation (the “Registrant”); Bank of the Carolinas, the Registrant’s wholly owned bank subsidiary; Bank of the Ozarks, Inc. (“Ozarks”) and Bank of the Ozarks, Ozarks’ wholly owned bank subsidiary. Pursuant to the Merger Agreement, on August 5, 2015 (the “Effective Time”), the Registrant merged with and into Ozarks (the “Merger”), with Ozarks as the surviving corporation in the Merger. Immediately following the consummation of the Merger, Bank of the Carolinas merged with and into Bank of the Ozarks (the “Bank Merger”), with Bank of the Ozarks as the surviving bank in the Bank Merger.

Pursuant to the Merger Agreement, holders of the Registrant’s common stock have a right to receive 0.00313515 shares (the “Exchange Ratio”) of the common stock of Ozarks, par value $0.01 per share (the “Ozarks Common Stock”) for each share of the Registrant’s common stock held immediately prior to the Effective Time, with cash to be paid in lieu of fractional shares. There were 461,948,234 shares of the Registrant’s common stock issued and outstanding at the Effective Time.

The foregoing description of the Merger Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 6, 2015, and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

On August 3, 2015, Bank of the Carolinas received notification from the Federal Deposit Insurance Corporation (the “FDIC”) that, effective July 28, 2015, the FDIC had terminated the Consent Order that it had issued to Bank of the Carolinas on April 27, 2011 (the “Consent Order”). The Consent Order had required, among other things, that Bank of the Carolinas maintain regulatory capital ratios higher than those required by regulatory standards, and improve, among other things, its liquidity, contingency funding, interest rate risk, and asset and liability management. The Consent Order also prohibited Bank of the Carolinas from paying dividends without prior regulatory approval.

The foregoing summary of the Consent Order is not complete and is qualified in all respects by reference to the text of the Consent Order. The Registrant filed a copy of the Consent Order with the Securities and Exchange Commission as Exhibit 10.2 to its Current Report on Form 8-K filed on May 3, 2011.

Item 2.01	Completion of Acquisition or Disposition of Assets

On August 5, 2015, the Registrant completed the Merger pursuant to the Merger Agreement. As a result of the Merger, the Registrant’s separate corporate existence ceased and Ozarks continued as the surviving corporation.

In accordance with the Merger Agreement, within three business days after the closing of the Merger, Ozarks is obligated to send former shareholders of the Registrant instructions to exchange their shares of the Registrant’s common stock for shares of Ozarks Common Stock.

The disclosure set forth in the Introductory Note is incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition

As of June 30, 2015, the Registrant had approximately $345.5 million in total assets, approximately $277.0 million in total loans, approximately $295.8 million in total deposits and approximately $48.4 million in common stockholders’ equity.

The information contained in Item 2.02 of this Current Report shall not be deemed “filed” for purposes of section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 3.03	Material Modifications to the Rights of Security Holders

As contemplated by the Merger Agreement, the Registrant’s board of directors revoked the Registrant’s Tax Benefits Preservation Plan, dated as of July 11, 2014, effective as of the Effective Time. All rights issued under the Plan became null, void, and of no further effect upon the Effective Time.

The disclosure set forth in the Introductory Note is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant

The disclosure set forth in the Introductory Note is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As contemplated by the Merger Agreement, each of the directors of the Registrant resigned as a director of the Registrant, effective as of the Effective Time. The Merger Agreement provides that the directors and executive officers of the surviving corporation immediately after the Merger shall be the directors and executive officers of Ozarks immediately prior to the Effective Time.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger and Reorganization, dated as of May 6, 2015, by and among the Registrant, Bank of the Carolinas, Ozarks, and Bank of the Ozarks (incorporated herein by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 6, 2015)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF THE CAROLINAS CORPORATION

By:	/s/ Megan W. Patton
Megan W. Patton
Senior Vice President and Chief Financial Officer

Dated: August 5, 2015

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger and Reorganization, dated as of May 6, 2015, by and among the Registrant, Bank of the Carolinas, Ozarks, and Bank of the Ozarks (incorporated herein by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 6, 2015)